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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-164400) and in the Registration Statements on Form S-8 (File Nos. 333-82292, 333-131656, 333-143272, 333-148682 and 333-159938) of AMAG Pharmaceuticals, Inc. of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts February 26, 2010

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  Exhibit 23.1